AGREEMENT TO SELL INTELLECTUAL PROPERTY

This Agreement made as of February 15, 2005 .

BETWEEN:

Alexander J. Vesak	, of	310 Rose Hill Wynd,

Delta, BC V6M 2L9

(the "Vendor")

OF THE FIRST PART

AND:

American Media Systems Co	, of	350 South Center Street, Suite 500

Reno, NV 89501

(the "Purchaser")

OF THE SECOND PART

WHEREAS for good consideration the parties mutually agree that:

A. The Vendor is the owner of the Intellectual Property to the Mentor Media Series of instructional DVDs;

B. The Vendor wishes to sell, and the Purchaser wishes to purchase, the Intellectual Property to the Mentor Media Series of instructional DVDs (the "IP") on the terms and conditions of this Agreement;

"Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all marks, whether protected under federal or state law, including trademarks, trade dress, logos, slogans, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) writings and other works subject to copyright protection under the Copyright Act, copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer information and lists, and supplier information and lists, current and potential client information and lists, current and potential patient information and lists, pricing and cost information, business and marketing plans and proposals, and financial information and forecasts), (f) all computer software (including data, disks, licenses and related documentation), (g) all other proprietary and intangible rights and assets, whether actual or potential, (h) all web sites and domain names, including but not limited to www.craftcollege.com, and the contents of all such web sites; and (i) all copies and tangible embodiments thereof (in whatever form or medium).

WITNESSES THE parties mutually covenant and agree as follows:

1. Purchaser agrees to pay to Vendor and Vendor agrees to accept as total purchase price the sum of $1.00.

2. Vendor warrants it has good and legal title to said property, full authority to sell said property, and that said property shall be sold by warranty bill of sale free and clear of all liens, encumbrances, liabilities and adverse claims of every nature and description whatsoever.

3. The parties agree to transfer title on February 15, 2005, at the address of the Vendor.

4. This Agreement may be executed in counterparts and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as at February 15, 2005.

This agreement shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

Signed, Sealed and delivered by	Alexander Vesak	)

	in the presence of:	)

)
James Hutchison		)

Name		)
1-505 Fisgard Street, Victoria British Columbia, V8W 1R3)			/s/ Alexander Vesak

Address		)	[Sign] Alexander J. Vesak
)
Attorney		)

Occupation		)

Signed, Sealed and delivered by	Alexander Vesak	)

	in the presence of:	)

)
James Hutchison		)

Name		)
1-505 Fisgard Street, Victoria British Columbia, V8W 1R3)			/s/ Alexander Vesak

Address		)	[Sign] American Media Systems Co.
)
Attorney		)

Occupation		)